Exhibit 2.1


                                                                  Execution Copy

     THIS AMENDMENT NO. 10 to that certain Agreement and Plan of Merger, dated as of May 4, 2000 (the "Merger Agreement"), by and among Medallion Financial Corp., AMTC Merger Corp. and Ameritrans Capital Corporation is made, executed and delivered as of this 29th day of November, 2000 by the parties hereto pursuant to Section 14.4 of the Merger Agreement. All capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend and restate certain terms and conditions of the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.1. Amendment. Section 8.9 is hereby amended by deleting subsection 8.9 and inserting the following in lieu thereof:

     "Section 8.9 Financing. (a) Parent shall by January 23, 2001, have either
     (i) received from the Company's lenders such lender's consent (a) to this Agreement and the transactions contemplated hereby and (b) to continue financing upon the same terms (or upon terms satisfactory to Parent) or
     (ii) using commercially reasonable best efforts, obtained comparable financing to replace any Company financing for which lender approval has not been received."

     1.2. Counterparts. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     1.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

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     IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.


                                        MEDALLION FINANCIAL CORP.


                                        By: /s/ Andrew Murstein
                                            -----------------------
                                            Name: Andrew Murstein
                                            Title: President



                                        AMTC MERGER CORP.


                                        By: /s/ Andrew Murstein
                                            -----------------------
                                            Name: Andrew Murstein
                                            Title: President



                                        AMERITRANS CAPITAL CORPORATION


                                        By: /s/ Gary C. Granoff
                                            -----------------------
                                            Name: Gary C. Granoff
                                            Title: President